Exhibit 99-32

Energy Systems North East, LLC
Income Statement
For the Years Ended September 30, 2002 and 2001
(Unaudited)

                                                            Year Ended                    Year Ended
                                                        September 30, 2002            September 30, 2001
                                                        -------------------           -------------------

Revenue - Merchant Operation                                   $ 2,728,457                      $ 68,492
Expenses - Merchant Operation                                    1,609,310                        31,779
                                                        -------------------           -------------------
Margin - Merchant Operation                                      1,119,147                        36,713
                                                        -------------------           -------------------

Revenue - Tolling Operation                                        371,897                    10,457,877
Expenses - Tolling Operation                                       247,947                     8,230,230
                                                        -------------------           -------------------
Margin - Tolling Operation                                         123,950                     2,227,647
                                                        -------------------           -------------------

Revenue - Steam Generation                                       1,929,299                       853,265
Expenses - Steam Generation                                      1,760,197                       539,320
                                                        -------------------           -------------------
Margin - Steam Generation                                          169,102                       313,945
                                                        -------------------           -------------------

Capacity Revenue                                                 1,834,335                             -
Other Operating Revenue                                             92,960                       773,299
                                                        -------------------           -------------------
                                                                 1,927,295                       773,299

Total Margin                                                     3,339,494                     3,351,604
                                                        -------------------           -------------------

Operation Expenses:
Depreciation and Amortization                                    1,096,117                       456,614
General and Administrative                                       1,341,295                       395,596
Utilities                                                          527,281                       227,607
Operations and Maintenance                                         560,522                       170,394
Operating Fee                                                      283,333                       125,000
Other                                                              235,515                       105,550
                                                        -------------------           -------------------
                                                                 4,044,063                     1,480,761
                                                        -------------------           -------------------

Operating Income                                                  (704,569)                    1,870,843

Interest Income                                                     43,632                        29,484
Interest Expense                                                 1,151,758                       695,112
Other Income                                                       499,811                             -
                                                        -------------------           -------------------

Net Income                                                    $ (1,312,884)                  $ 1,205,215
                                                        ===================           ===================

Energy Systems North East, LLC
Balance Sheet
September 30, 2002 and 2001
(Unaudited)

                                                      September 30,                    September 30,
Assets                                                    2002                             2001
                                                   --------------------             --------------------
Current Assets
Cash and Cash Equivalents                                  $ 4,627,778                      $ 4,760,029
Accounts Receivable                                          1,293,561                        1,172,999
Prepaid Expenses                                               275,152                          359,616
                                                   --------------------             --------------------
                                                             6,196,491                        6,292,644
                                                   --------------------             --------------------

Property, Plant & Equipment                                 21,550,983                       21,550,982
Less: Accumulated Depreciation                              (1,540,335)                        (452,968)
                                                   --------------------             --------------------
                                                            20,010,648                       21,098,014
                                                   --------------------             --------------------

                                                   --------------------             --------------------
Other Assets                                                   197,585                          581,354
                                                   --------------------             --------------------

                                                   --------------------             --------------------
Total Assets                                              $ 26,404,724                     $ 27,972,012
                                                   ====================             ====================

Liabilities & Equity
Current Liabilities
Accounts Payables                                          $ 1,360,636                      $ 2,071,686
Accrued Interest                                             1,151,757                          695,111
                                                   --------------------             --------------------
                                                             2,512,393                        2,766,797
                                                   --------------------             --------------------

Long-Term Liabilities
Long-Term Notes Payable                                     23,000,000                       23,000,000

Equity
Beginning Equity                                             1,000,000                        1,000,000
Retained Earnings                                             (107,669)                       1,205,215
                                                   --------------------             --------------------
                                                               892,331                        2,205,215
                                                   --------------------             --------------------

                                                   --------------------             --------------------
Total Liabilities & Equity                                $ 26,404,724                     $ 27,972,012
                                                   ====================             ====================

Energy Systems North East, LLC
Statement of Cash Flows
For the Years Ended September 30, 2002 and 2001
(Unaudited)

                                                                             Year Ended                     Year Ended
                                                                         September 30, 2002             September 30, 2001
                                                                        ---------------------          ---------------------
Cash Flows from Operating Activities:
Net Income (Loss)                                                               $ (1,312,884)                   $ 1,205,215
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
            Depreciation and Amortization                                          1,096,117                        456,614
            Change in:
            Accounts Receivable                                                     (120,562)                    (1,172,999)
            Prepaid Expenses                                                          84,464                       (359,616)
               Other Assets                                                          375,018                       (409,999)
            Accounts Payable                                                        (711,050)                     2,071,686
            Accrued Interest                                                         456,646                        695,111
                                                                        ---------------------          ---------------------
            Total adjustments                                                      1,180,633                      1,280,797
                                                                        ---------------------          ---------------------

                                                                        ---------------------          ---------------------
                       Net cash provided by (used in)
                         operating activities                                       (132,251)                     2,486,012
                                                                        ---------------------          ---------------------

Cash Flows from Investing Activities:
Capital expenditures                                                                       -                    (21,725,983)

                                                                        ---------------------          ---------------------
                       Net cash used in investing activities                               -                    (21,725,983)
                                                                        ---------------------          ---------------------

Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt                                                   -                     23,000,000
Capital contributions from partners                                                        -                      1,000,000

                                                                        ---------------------          ---------------------
                       Net cash provided by financing activities                           -                     24,000,000
                                                                        ---------------------          ---------------------

Net Increase (Decrease) in Cash and Cash Equivalents                                (132,251)                     4,760,029
Cash, Beginning of year                                                            4,760,029                              -
                                                                        ---------------------          ---------------------
Cash, End of year                                                                $ 4,627,778                    $ 4,760,029
                                                                        =====================          =====================